EXHIBIT 10.2

SIGMATRON INTERNATIONAL, INC.

2012 OFFICER BONUS PLAN

1.	PURPOSE. The purpose of the 2012 Officer Bonus Plan of SigmaTron International, Inc., a Delaware Corporation (the “Company”) is to align stockholder and Officer objectives, motivate Officers, and increase stockholder value.

2.	DEFINITIONS. Capitalized terms shall have the meanings ascribed in this Section 2 or as otherwise defined in this Plan:

a.	“Award Year” shall mean the Company’s fiscal year ending April 30, 2012.

b.	“Board” shall mean the Board of Directors of the Company.

c.	“CEO” shall mean the Chief Executive Officer of the Company.

d.	“CFO” shall mean the Chief Financial Officer of the Company.

e.	“Committee” shall mean the Compensation Committee of the Company.

f.	“GAAP” shall mean U.S. Generally Accepted Accounting Principles.

g.	“Pre-Tax Income” shall mean income, as determined by GAAP, prior to deduction of the Bonus Pool (as hereinafter defined) and the bonus pool under the 2012 Employee Bonus Plan, and income taxes, after adjustments approved by the Board as described herein.

h.	“Officer” shall mean any full-time Company employee with a corporate ranking of Vice-President or higher.

i.	“Plan” shall mean this 2012 Officer Bonus Plan.

3.	ADMINISTRATION. The Board shall have the power to adopt, modify and revoke such rules for the administration, interpretation and application of the Plan as are consistent therewith. Except as otherwise directed herein, the Board shall administer and interpret the Plan in accordance with its provisions.

4.	TIMING AND ELIGIBILITY REQUIREMENTS FOR BONUS PAYOUTS.

a.	Bonuses pursuant to this Plan shall be determined at the end of the Award Year and paid as soon as practicable after the awards under the Plan are approved.

b.	To be eligible for a bonus pursuant to this Plan, each Officer must be on the Company’s payroll on the last day of the Award Year, absent special circumstances approved by the Board.

5.	BONUS POOL AND CALCULATION OF BONUS AWARDS.

a.	The aggregate bonus pool fund from which bonuses shall be awarded under this Plan (“Bonus Pool”) shall be $170,000.

b.	The Committee, in its sole discretion, may recommend to the Board for its approval adjustments to the calculation of Pre-Tax Income.

c.	As soon as reasonably practicable after approval of the Plan, the CEO shall identify and submit to the Committee for its recommendation to the Board Award Year target operational goals and objectives for the Company (“Operational Objectives”).

d.	During any Award Year, the CEO may recommend to the Committee, the Committee may recommend to the Board and the Board may approve changes to the Operational Objectives.

e.	The CEO shall recommend and submit to the Committee for its recommendation to the Board a percentage or dollar allocation of the Bonus Pool for each Officer.

f.	Awards shall be granted and paid to the Officers only upon satisfaction of all of the following conditions:

i.	At the end of the Award Year, the Company is in compliance with all covenants under its primary credit facility (currently with Wells Fargo Bank, N.A.), or has obtained a waiver of covenant compliance from the bank;

ii.	The Pre-Tax Income of the Company for the Company’s Award Year equals or exceeds $340,000 (“Pre-Tax Income Requirement”); and

iii.	The Company meets the Operational Objectives.

6.	RESTATEMENT OF FINANCIAL STATEMENTS.

a.	CLAWBACK RESULTING FROM INTENTIONAL MISCONDUCT. If the Board learns of any intentional misconduct of an Officer, whether by an action or omission, which requires the Company to restate all or a portion of its financial statements for the Award Year (“Restated Financial Statements”) and the Company’s Pre-Tax Income would have been less than $340,000 had the financial results been properly reported, the Board may, to the fullest extent permitted by governing law and in its sole discretion, require reimbursement of any bonus awarded under this Plan, from the following persons: (i) Each Officer who engaged in the intentional misconduct causing or partially causing the Restated Financial Statements, up to 100% of such Officer’s bonus awarded under this Plan; and (ii) from the CEO and CFO, in equal amounts, up to 100% of the CEO/CFO’s bonus awarded under this Plan.

b.	CLAWBACK IN ALL OTHER INSTANCES. In all other instances not provided for by paragraph 6(a) above, if the Company has to restate all or a portion of its financial statements for the Award Year, and the Company’s Pre-Tax Income would have been less than $340,000 had the financial results been properly reported, the Board may, to the fullest extent permitted by governing law and in its sole discretion, require reimbursement, in equal amounts, from the CEO and CFO of any bonus awarded to them under this Plan in any amount, up to 100% of the CEO/CFO’s bonus awarded under this Plan.

c.	CLAWBACK LIMITATIONS. The clawback provisions of paragraphs 6(a) and 6(b) of this Plan shall be limited to 3 years from the date a bonus awarded under this Plan was paid.

d.	CLAWBACK NOTICE. In the event of any such required reimbursement, the Company shall give written notice thereof to each Officer stating the amount of the required reimbursement and the reasons therefor. Each Officer shall make such reimbursement within 45 days from the date notice is delivered.

e.	RESTATED FINANCIAL STATEMENTS RESULTING IN SATISFACTION OF PRE-TAX INCOME REQUIREMENT. If bonuses pursuant to this Plan would have awarded but for the Company’s financial statements resulting in the failure to meet the Pre-Tax Income Requirement, and the Company restates all or a portion of its financial statements for the Award Year and the Pre-Tax Income Requirement would have been met had the financial results been properly reported, the Board may award the Bonus Pool in the fiscal year in which the Restated Financial Statements are completed. Bonus awards pursuant to this subparagraph 6(e) shall be awarded pursuant to paragraph 5 of this Plan.

7.	EMPLOYMENT AND PLAN RIGHTS. This Plan shall neither be deemed to give any Officer the right to be employed by the Company, nor impair the Company’s right to discharge any Officer at any time, subject to the terms of an employment agreement between an Officer and the Company, if any.

8.	AMENDMENT, SUSPENSION OR TERMINATION. This Plan may be amended, suspended, or terminated, at any time or from time to time, by the Board of Directors.

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